EXHIBIT 99.1

NUTRACEA® APPOINTS KENNETH L. SHROPSHIRE TO BOARD OF DIRECTORS

Thursday April 6, 8:00 am ET

Renowned Sports Lawyer and Educator Joins Company
EL DORADO HILLS, Calif., April 6 /PRNewswire-FirstCall/ -- NutraCea (OTC Bulletin Board: NTRZ - News), a world leader in stabilized rice bran technology, announced today the appointment of Kenneth L. Shropshire 51, senior faculty member at the prestigious Wharton School of the University of Pennsylvania, to the Company's Board of Directors.

Kenneth L. Shropshire is the David W. Hauck Professor at the Wharton School of the University of Pennsylvania and the Faculty Director of its newly launched Wharton Sports Business Initiative. He served as Chairman of the School's Legal Studies department from 2000 thru 2005. Joining Wharton's faculty in 1986, Shropshire specializes in the subject areas of sports business, negotiations, diversity and general business law. He is also president of the Sports Lawyers Association, the largest organization of its kind in the sports industry.

Earlier, Shropshire was counsel to Van Lierop, Burns & Bassett, LLP, and prior to his teaching at the Wharton School, he was a practicing attorney in Los Angeles, CA. There, he also served as an executive with the Los Angeles Olympic Organizing Committee leading up to the 1984 Olympic Games.

He has been consultant to a wide variety of well-known organizations that include the NCAA, National Football League, Major League Baseball, United States Olympic Committee, IBM, Clorox, and Fannie Mae. Shropshire was also appointed by the Mayor of Philadelphia to chair the city's stadium site selection committee that is currently assessing the city's possible bid for the 2024 Olympic Games.

Authoring several award-winning books, Shropshire has written extensively about the sports industry. He most recently co-authored "The Business of Sports," and is presently working on a book entitled "Sugar Ray: The Birth of the Modern Celebrity Athlete." Widely known for his expertise on a range of sports industry matters, Shropshire has appeared on network television programs and in numerous publications such as Nightline, CNN, The New York Times, USA Today and Sports Illustrated.

"I'm delighted to join NutraCea to support the Company's efforts to promote a higher quality of nutritional health worldwide," said Mr. Shropshire. "I believe that my business expertise will be of great value as NutraCea works with leading organizations and governments to establish additional marketing agreements for its stabilized rice bran products."

Brad Edson, President & CEO of NutraCea, stated, "NutraCea welcomes Ken to the Company's board of directors. His distinguished background adds an important dimension to our team, and I am confident he will contribute meaningfully to the Company's future success."

About NutraCea
NutraCea is a world leader in stabilized rice technology. Through its wholly owned subsidiary RiceX, the company manufacturers as well as distributes products and food ingredients made from Rice Bran through its proprietary technology and processes. The Company has developed intellectual properties to create a range of proprietary product formulations, delivery systems and whole food nutrition products. NutraCea's proprietary technology enables the creation of food and nutrition products from rice bran, normally a wasted by-product of standard rice processing. In addition to its whole foods products, NutraCea develops families of health- promoting "nutraceuticals," including natural arthritic relief and cholesterol-lowering products. More information can be found in the company's filings with the SEC and you can visit the NutraCea web site http://www.NutraCea.com.

Forward Looking Statements
This release contains forward-looking statements. Actual results may differ from those projected due to a number of risks and uncertainties, including, but not limited to the matters specified in the Company's filings with the Securities and Exchange Commission. These statements are made based upon current expectations that are subject to risk and uncertainty. The Company does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in the Company's filings with the Securities and Exchange Commission, including the company's most recent periodic report.

Company Contact:
Margie Adelman
Senior V.P. NutraCea
916-933-7000 Ext. 646
916-220-3500 cell
madelman@nutracea.com

Investor Relations:
Stephen D. Axelrod, CFA
Wolfe Axelrod Weinberger Assoc
212-370-4500
steve@wolfeaxelrod.com

Media Contact:
Alisa D. Steinberg
Wolfe Axelrod Weinberger Assoc
212-370-4500
alisa@wolfeaxelrod.com